EXHIBIT 23-1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-125800, 333-125799, 333-107874 and 333-58062 on Form S-8 of our reports dated March 14, 2006, relating to the financial statements and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Yankee Candle Company, Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 14, 2006

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